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                                                                     Exhibit 8.1

                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019




April 28, 2000


NEXTLINK Communications, Inc.
1505 Farm Credit Drive
McLean, VA 22102

Re:      NEXTLINK Communications, Inc.
         10 1/2% Senior Notes due 2009 and
         12 1/8% Senior Discount Notes due 2009
         --------------------------------------


Ladies and Gentlemen:

We have acted as counsel for NEXTLINK Communications, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") on April 28, 1999 of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the proposed issuance, in exchange for $400,000,000 aggregate principal amount of the Company's 10 1/2% Senior Notes due 2009, of $400,000,000 aggregate principal amount of the Company's 10 1/2% Senior Notes due 2009 (the "New Senior Notes") and (ii) the proposed issuance, in exchange for $455,000,000 aggregate principal amount of the Company's 12 1/8% Senior Discount Notes due 2009, of $455,000,000 aggregate principal amount of the Company's 12 1/8% due 2009 ("New Senior Discount Notes"). The New Senior Notes and the New Senior Discount Notes are to be issued pursuant to an Indenture dated as of November 17, 1999 (the "Indenture") between the Company and The United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used herein and not defined have the meanings ascribed thereto in the Indenture.

We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registraton Statement under the subheading "Material United States Federal Income Tax Considerations" accurately describe the material federal income tax consequences to the holders of the New Senior Notes and the New Senior Discount Notes issued pursuant to the Prospectus.

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We know that we are referred to under the heading "Legal Matters" in the
Prospectus, and we hereby consent to such use of or name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto.

                                        Very truly yours,

                                        /s/ Willkie Farr & Gallagher


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